  EXHIBIT 99.1

Houston, Texas
8 May 2008

FOR IMMEDIATE RELEASE

EARNINGS-

Atwood Oceanics, Inc., (NYSE: ATW) Houston-based International Drilling Contractor, announced today that the Company earned net income of $41,755,000 or $1.30 per diluted share, on revenues of $113,530,000 for the quarter ended March 31, 2008 compared to net income of $31,757,000 or $1.01 per diluted share, on revenues of $94,262,000 for the quarter ended March 31, 2007. For the six months ended March 31, 2008, the Company earned net income of $80,304,000 or $2.49 per diluted share, on revenues of $224,578,000 compared to net income of $52,842,000 or $1.67 per diluted share, on revenues of $183,062,000 for the six months ended March 31, 2007.

	FOR THE THREE MONTHS ENDED MARCH 31,
	2008	2007

Revenues	$ 113,530,000	$ 94,262,000
Income before Income Taxes	46,354,000	37,618,000
Provision for Income Taxes	(4,599,000)	(5,861,000)
Net Income	41,755,000	31,757,000
Earnings per Common Share -
Basic	1.31	1.02
Diluted	1.30	1.01
Weighted Average Shares
Outstanding -
Basic	31,801,000	31,148,000
Diluted	32,214,000	31,577,000

	FOR THE SIX MONTHS ENDED MARCH 31,
	2008	2007

Revenues	$ 224,578,000	$ 183,062,000
Income before Income Taxes	89,465,000	62,081,000
Provision for Income Taxes	(9,161,000)	(9,239,000)
Net Income	80,304,000	52,842,000
Earnings per Common Share -
Basic	2.53	1.70
Diluted	2.49	1.67
Weighted Average Shares
Outstanding -
Basic	31,743,000	31,104,000
Diluted	32,188,000	31,595,000

Contact: Jim Holland

281-749-7804